UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 4, 2014, ReachLocal, Inc. publicly disseminated a press release announcing financial results for the third quarter ended September 30, 2014.

The foregoing description is qualified in its entirety by reference to ReachLocal’s press release, dated November 4, 2014, a copy of which is attached hereto as Exhibit 99.01 and incorporated herein by reference.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2014, ReachLocal entered into a separation agreement with Daniel Della Flora, ReachLocal’s Chief Accounting Officer, pursuant to which November 25, 2014 will be Mr. Della Flora’s last day with the company. The separation agreement, which is consistent with ReachLocal’s Change in Control and Severance Policy for Senior Management, provides Mr. Della Flora the following benefits: (i) continuation payments of his base salary for 6 months for a total of $150,000, (ii) six months of continued health benefits, and (iii) immediate acceleration of all unvested equity awards that would have vested during the six-month period following November 25, 2014. Receipt of these benefits will generally be conditioned on Mr. Della Flora executing a release in favor of ReachLocal. Mr. Della Flora’s employment letter with ReachLocal will also terminate as of November 25, 2014, except to the extent otherwise expressly provided therein.

Mr. Della Flora’s departure is not related to any financial or accounting disagreements or irregularities. ReachLocal is initiating a search for a new chief accounting officer. Until a new chief accounting officer is hired, Ross Landsbaum, ReachLocal’s chief financial officer, will assume Mr. Della Flora’s responsibilities.

The foregoing is not a complete description of the terms and conditions of the separation agreement and is qualified in its entirety by reference to the separation agreement, a copy of which will be filed as an exhibit to ReachLocal’s next Quarterly Report on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
99.01	Press Release dated November 4, 2014

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2014	REACHLOCAL, INC.

	By:	/s/ Ross G. Landsbaum
	Name:	Ross G. Landsbaum
	Title:	Chief Financial Officer